Allianz
Allianz SE
Page 6
Allianz Technology International B.V.** Netherlands
Allianz Global Corporate & Specialty SE Germany
Allianz Foundation for North America California
Allianz Europe B.V. Netherlands
Allianz Finance Corporation Delaware
Allianz Finanzbeteiligungs GmbH
74.78%
25.22%
Allianz Asset Management GmbH
Allianz Asset Management of America Holdings Inc.
AGCS International Holding B.V. Netherlands
.001%
99.999%
Allianz Mexico, S.A. Compania De Seguros Mexico
Allianz of America, Inc Delaware
20% (Common)
100% (Non-Voting Preferred)
80% (Common)
66.7%
99.8%
0.1% Managing Member
Allianz Global Risks US Insurance Company Illinois
33.3%
Allianz Renewable Energy Partners of America LLC Delaware
Allianz Reinsurance America, Inc. California
Allianz Life Insurance Company of North America Minnesota
Allianz Asset Management of America LLC Delaware
0.1%
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Fireman's Fund Insurance Company California
Page 3
100% (Voting Common)
Allianz Reinsurance Management Services, Inc. Delaware
Allianz Renewable Energy Partners of America 2 LLC Delaware
PFP Holdings, Inc. Delaware
AZOA Services Corporation New York
Allianz Technology of America, Inc. Delaware
100% (Non-Voting Preferred)
Allianz Global Investors U.S. Holdings LLC Delaware
Allianz Capital Partners of America LLC Delaware
Allianz Global Investors Distributors LLC Delaware
Allianz Global Investors U.S. LLC Delaware
P & C Insurance Company
Life Insurance Company

** Various Non-US Intermediaries are not shown

Note: Subsidiary relationships are 100% owned except where indicated

1

As of 12/31/2020

Allianz Global Risks US Insurance Company
Illinois
Allianz Underwriters Insurance Company
Illinois
Fireman's Fund Insurance Company
California
1739908 Ontario, Inc.
Canada
Allianz Risk Consultants, LLC
California
AIM Underwriting Ltd.
Canada
Allianz Aviation Managers, LLC
Delaware
AGCS Marine Insurance Company
Illinois
Allianz Risk Transfer (Bermuda) Limited
Bermuda
Wm. H. McGee & Company. Inc.
New York
Allianz Risk Transfer, Inc.
New York
Wm. H. McGee & Company (Bermuda) LTD.
Bermuda
EF Solutions LLC
Delaware
Allianz Global Corporate & Specialty of Bermuda Limited
Bermuda
P & C Insurance Company

Note: Subsidiary relationships are 100% owned except where indicated

2

As of 12/31/2020

Fireman's Fund Insurance Company California
American Automobile Insurance Company Missouri
Associated Indemnity Corporation California
Chicago Insurance Company Illinois
Fireman's Fund Indemnity Corporation New Jersey
Interstate Fire & Casualty Company Illinois
National Surety Corporation Illinois
The American Insurance Company Ohio
14.28%
Par Holdings LTD Bermuda
Fireman's Fund Financial Services, LLC Delaware

P & C Insurance Company

Note: Subsidiary relationships are 100% owned except where indicated

3

As of 12/31/2020

 4  As of 01/21/2021    AZL PFInvestments, Inc.(Minnesota)    Allianz Life Financial Services, LLC(Minnesota)    Allianz Investment Management LLC (Minnesota)    Yorktown Financial Companies, Inc. (Indiana)    Questar Capital Corporation (Minnesota)    Questar Asset Management Inc. (Minnesota)    Questar Agency, Inc. (Minnesota)    Allianz Individual Insurance Group, LLC (Minnesota)      Dresdner Kleinwort Pfandbriefe Investments II, Inc. (Delaware)                Allianz Fund Investments, Inc. (Delaware)        Inforce Solutions, LLC (Georgia)      Allianz Life Insurance Companyof New York(New York)      Allianz Life Insurance Companyof Missouri(Missouri)  Allianz Life Insurance Company of North America(Minnesota)          Life Insurance Company  Note: Subsidiary relationships are 100% owned except where indicated  Organization Chart        TruChoice Financial Group, LLC (Minnesota)              Allianz Investment ManagementU.S. LLC(Minnesota)    Allianz Strategic Investments, LLC (Minnesota)

         5As of 12/31/2020

Allianz SE
Munich, Germany
Allianz Holding France S.A.
Paris, France
Allianz Europe Ltd.
Amsterdam, Netherlands
Allianz Europe B.V.
Amsterdam, Netherlands
Euler Hermes Group
Paris, France**
A.C.I.F. Allianz Compagnia Italia Finanziamenti S.p.A.
Milan, Italy
Euler Hermes North America Holding, Inc.
Owings Mills, Maryland, United States
Allianz Partners S.A.S.
Paris, France
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Euler Hermes North America Insurance Company
Owings Mills, Maryland, United States
Euler Hermes Services North America, LLC
Owings Mills, Maryland, United States
Euler Hermes Collections North America Company
Owings Mills, Maryland, United States
Euler Hermes Excess North America Company, LLC
Owings Mills, Maryland, United States

P & C Insurance Company

** Various Non-US Intermediaries are not shown

Note: Subsidiary relationships are 100% owned except where indicated

6

As of 12/31/2020

Allianz SE
Munich, Germany
100%*
Allianz Partners S.A.S.
Paris, France (Branch Office:Germany)
55%
AWP P&C S.A.
Paris, France
*
AZGA Service Canada Inc.
Canada
AWP USA Inc.
District of Columbia, USA
AZGA Insurance Agency Canada, Ltd.
Canada
Selectcare Worldwide Corporation
Canada
Jefferson Insurance Company
New York, USA
AGA Service Company
Virginia, USA

P & C Insurance Company

* Allianz Partners participations ~ 100%

*Note: Various Non-US Intermediaries are not shown*
*Note: Subsidiary relationships are 100% owned except where indicated*

7

As of 12/31/2020